Exhibit 10.3

TRANSFER RESTRICTION AGREEMENT

AMONG

ACCENTURE LTD

and

TRANSFERORS AND TRANSFEREES SIGNATORY HERETO

Dated as of April 1, 2005

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TABLE OF CONTENTS
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Section 9.10.	Execution in Counterparts	21

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TRANSFER RESTRICTION AGREEMENT

     This Transfer Restriction Agreement, dated as of April 1, 2005 (as amended, supplemented, waived or otherwise modified from time to time in accordance with its terms, the “Agreement”) among Accenture Ltd, an exempted company limited by shares organized under the laws of Bermuda (registered number EG300900) (“Accenture Ltd”), the Transferors (as defined below) and the Transferees (as defined below).

WITNESSETH

     WHEREAS, the Bye-laws of Accenture Ltd (the “Bye-laws”) impose certain restrictions on the transfer of Class A Common Shares of Accenture Ltd (the “Class A Common Shares”) held by “Covered Persons” (as defined below), including the Partners signatory hereto.

     WHEREAS, Accenture Ltd is willing to agree to and approve certain Transfers (as defined below) of Class A Common Shares by the Transferors to the Transferees pursuant to and subject to the terms of this Transfer Restriction Agreement notwithstanding that such Transfers are otherwise restricted by the Bye-laws.

     NOW, THEREFORE, in consideration of the premises and the mutual agreements, covenants and provisions herein contained, the parties agree as follows:

ARTICLE I

DEFINITIONS AND OTHER MATTERS

     Section 1.1. Definitions. The following words and phrases as used herein shall have the following meanings, except as otherwise expressly provided or unless the context otherwise requires:

          (a) “Accenture Ltd” shall have the meaning ascribed to such term in the preamble hereto.

          (b) “Agreement” shall have the meaning ascribed to such term in the preamble hereto and, in respect of each Transferor and each Transferee, shall include the Joinder Agreement executed by such Transferor and such Transferee.

          (c) A “beneficial owner” of a security or of any other interest in an entity includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares: (i) voting power, which includes the power to vote, or to direct the voting of, such security or interest and/or (ii) investment power, which includes the power to dispose, or to direct the disposition of, such security or interest, but for purposes of this Agreement a person shall not be deemed a beneficial owner of Common Shares (A) solely by virtue of the application of Exchange Act Rule 13d-3(d) or Exchange Act Rule 13d-5 as in effect on the date hereof, (B) solely by virtue of the possession of the legal right to vote securities under applicable law (such as by proxy, power of attorney or appointment as corporate representative) or (C) held of record by a “private foundation” subject to the requirements of Section 509 of the Code (or equivalent in other jurisdictions as determined from time to time by Accenture Ltd). “Beneficially own” and “beneficial ownership” shall have correlative meanings. For purposes of the determination of beneficial ownership only, the provisions of Article IV hereof shall not be deemed to transfer the voting power with respect to any Common Shares from any person that would otherwise be the beneficial owner of such Common Shares and the provisions of Article II hereof shall not be deemed to transfer the investment power with respect to any Common Shares.

               (d) “Base Restriction Date” shall have the meaning ascribed to such term in Section 2.2(a) hereof.

               (e) “Bye-laws” shall mean the Bye-laws of Accenture Ltd as in effect on the date hereof and as the same may be amended, modified or restated from time to time after the date hereof, and reference to a “Bye-law” shall mean the specific numbered Bye-law, included in the Bye-laws, so referred to.

               (f) “Class A Common Shares” shall have the meaning ascribed to such term in the preamble hereto.

               (g) “Common Shares” shall mean collectively the Class A Common Shares and the Class X Common Shares of Accenture Ltd..

               (h) “Company” shall mean Accenture Ltd, together with its Subsidiaries from time to time.

               (i) “Covered Persons” shall have the meaning ascribed to such term in the Bye-laws. The Transferors signatory hereto are Covered Persons.

               (j) “Covered Shares” shall have the meaning ascribed to such term in the Bye-laws. The “Transferred Shares” (as defined herein) as held by the Transferors prior to Transfer are Covered Shares.

               (k) “Employee Covered Person” shall mean a Covered Person that is an employee of the Company at the time in question, provided that if the Company has received notice that any Covered Person intends to terminate such Covered Person’s employment with the Company (except in the case of notice with respect to retirement or disability), such Covered Person shall be deemed not to be an Employee Covered Person.

               (l) “Exchange Act” shall mean the United States Securities Exchange Act of 1934, as amended to date and as further amended from time to time.

               (m) “Exempt Organization” shall mean (i) an organization exempt from federal income taxation under Sections 501(c) or (d) of the Internal Revenue Code as amended from time to time (or corresponding provisions of subsequent superseding federal revenue laws), or (ii) an organization organized under the laws of a jurisdiction other than the United States (or any political subdivision thereof) which is substantially the same, in regard to the nature and purpose of its organization and operations, as any organization described in preceding clause (i).

               (n) “Extended Restriction Date” shall have the meaning ascribed to such term in Section 2.2(a) hereof.

               (o) “Family Members” shall mean in respect of a Transferor (i) the lawful spouse of the Transferor, (ii) the domestic partner of the Transferor, (iii) the lineal ascendants and lineal descendants of the grandparents of the Transferor or the grandparents of the Persons described in the preceding clauses (i) and (ii), and the spouses or domestic partners of any such lineal ascendants or lineal descendants, and (iv) the children, including stepchildren and adopted children, of the Persons described in preceding clauses (i), (ii) and (iii). With respect to the foregoing, the term “spouse” shall include any current lawful spouse, deceased spouse or divorced spouse, and the term “domestic partner” shall refer to a Person (regardless of gender) acknowledged as a domestic partner (or similar term) through legal process in the applicable jurisdiction or by formal written acknowledgment by the Person claiming such status, which written acknowledgement shall be subject to a reasonable and nondiscriminatory approval process by the Company.

               (p) “Interim Restriction Date” shall have the meaning set forth in Section 2.2(a) hereof.

               (q) “IPO Date” shall mean July 24, 2001, which was the closing date of the initial public offering of the Class A Common Shares.

               (r) “Joinder Agreement” shall have the meaning ascribed to such term in Section 3.1(a) hereof.

               (s) “Non-Competition Agreement” shall mean that certain Non-Competition Agreement dated as of April 18, 2001 among Accenture Ltd and the Partners signatory thereto, as the same may be amended, supplemented or otherwise modified from time to time.

               (t) “Partner Matters Agreement” shall mean that certain Partner Matters Agreement dated as of April 18, 2001 among Accenture Ltd and the Partners signatory thereto, as the same may be amended, supplemented or otherwise modified from time to time.

               (u) “Partners” shall mean those executive employees of the Company with the “Partner” title.

               (v) “Person” shall include, as applicable, any individual, estate, trust, corporation, partnership, limited liability company, unlimited liability company, foundation, association or other entity.

               (w) “Pledge Agreement” shall mean that certain Pledge Agreement dated as of April 18, 2001 among Accenture Ltd and the Partners signatory thereto, as the same may be amended, supplemented or otherwise modified from time to time, which agreement was given as security for the pledgors’ obligations under the Non-Competition Agreement.

               (x) “Proxy Termination Date” shall have the meaning ascribed to such term in Section 4.1(c) hereof.

               (y) “Restriction Date” shall have the meaning ascribed to such term in Section 2.2(a) hereof.

               (z) “Securities Act” shall mean the United States Securities Act of 1933, as amended to date and as further amended from time to time.

               (aa) “Transfer” shall mean any sale, transfer, pledge, hypothecation or other disposition, whether direct or indirect, whether or not for value, and shall include any disposition of the economic or other risks of ownership of Common Shares, including short sales of securities of Accenture Ltd, option transactions (whether physical or cash settled) with respect to securities of Accenture Ltd, use of equity or other derivative financial instruments relating to securities of Accenture Ltd and other hedging arrangements with respect to securities of Accenture Ltd.

               (bb) “Transferees” shall mean those Persons to whom Class A Common Shares are Transferred subject to the terms of this Agreement, who from time to time are parties to this Agreement and who shall execute a Joinder Agreement in a form approved by Accenture Ltd.

               (cc) “Transferors” shall mean those Persons who Transfer Class A Common Shares subject to the terms of this Agreement, who from time to time are parties to this Agreement and who shall execute a Joinder Agreement in a form approved by Accenture Ltd. Transferors may include active, retired and resigned Partners.

               (dd) “Transferred Shares” shall have the meaning ascribed to such term in Section 2.1(a) hereof.

     Section 1.2. Gender. For the purposes of this Agreement, the words “he,” “his” or “himself” and “it,” “its” or “itself” shall be interpreted to include the masculine, feminine and corporate or other entity or trust form, as applicable in the particular context.

     Section 1.3. Application.

               (a) Accenture Ltd and certain Partners and their transferees previously entered into a “Transfer Restriction Agreement” dated as of October 1, 2002 and subsequently amended with respect to transfers of Class A Common Shares made prior to the date hereof. This Agreement applies with respect to Transfers of Class A Common Shares made after the date hereof by Partners who are signatory hereto as Transferors.

               (b) The provisions of this Agreement shall be applied separately to each Transferor and each Transferee in respect of each respective Transfer described in

Schedule I to the Joinder Agreement executed by such respective Transferor and Transferee. The obligations of the Transferors hereunder shall be the several obligations of the respective Transferors in respect of the respective Transfers; and the obligations of, and restrictions upon, the Transferees shall be the several obligations of, and restrictions upon, the respective Transferees in respect of the respective Transfers.

ARTICLE II

TRANSFER RESTRICTIONS

     Section 2.1. Transfer and Consent.

               (a) Consent by Accenture Ltd. Subject to the terms and conditions of this Agreement, including, without limitation, the prior satisfaction of the requirements of Section 3.1 hereof, Accenture Ltd, by its implementation of the Transfer specified in a Joinder Agreement, consents to the Transfer of Class A Common Shares by the Transferor to the Transferee, all as described in Schedule I to such Joinder Agreement. This consent shall be valid only with respect to the specific Transfer, number of Class A Common Shares, Transferor and Transferee described in such Schedule I to Joinder Agreement. The Class A Common Shares identified in such Schedule I to Joinder Agreement and Transferred, or to be Transferred, by the Transferor to the Transferee with the consent of Accenture Ltd pursuant hereto are referred to herein as the “Transferred Shares.”

               (b) Eligible Transfers. A Transfer shall be eligible to be considered for Accenture Ltd’s consent pursuant to Section 2.1(a) only if such Transfer is made primarily for the Transferor’s estate and/or tax planning purposes or charitable giving purposes. The Transferor shall demonstrate to the satisfaction of Accenture Ltd (in the exercise of its discretion) that the proposed Transfer satisfies such eligibility requirement. Subject to such guidelines as Accenture Ltd may establish from time to time in its sole discretion, Accenture Ltd has advised Partners that proposed Transfers to Family Members and/or Exempt Organizations will presumptively be considered eligible Transfers, subject, however, to final evaluation and determination in each case by Accenture Ltd in its sole discretion.

               (c) Acknowledgments by Transferor and Accenture Ltd. The Transferor and Accenture Ltd acknowledge and agree that: (i) notwithstanding anything to the contrary contained herein (including, without limitation, the definition of “beneficial owner” in Section 1.1(c) hereof), the Transferred Shares shall be deemed to continue to be the Transferor’s “Partner Matters Interests” (as defined in the Partner Matters Agreement) for purposes of the Partner Matters Agreement at all times until the Proxy Termination Date (as defined in Section 4.1(c) below); (ii) the respective number of Transferred Shares indicated for a Base Restriction Date (in accordance with Section 3.1(b) below) shall, for purposes of Bye-law 43.2, be applied against the cumulative maximum number of Covered Shares which may be Transferred as of such date by the Transferor in accordance with the transfer restrictions imposed by the Bye-laws, but shall not be charged against the cumulative maximum number of Covered Shares which may be transferred prior to such date; and (iii) each Transferor remains subject to the requirement under the Bye-laws of retaining at least 25% of the Covered Shares owned by such Partner as of the IPO Date until the later of July 24, 2009 (the eighth anniversary of the IPO Date) or the date that such Transferor ceases to be an employee of the Company.

               (d) Independent Determination by Transferor and Transferee. The Transferor and the Transferee acknowledge and agree that: (i) they have, in their discretion and in reliance upon such advice and counsel from third parties as they considered appropriate, determined to effect the Transfer of the Transferred Shares and to effect such Transfer in the manner described in Schedule I to the Joinder Agreement; (ii) Accenture Ltd has not, and shall not be deemed to have, recommended or endorsed or provided advice in respect of the Transfer of the Transferred Shares; and (iii) without limitation on the indemnity provided by Section 8.1 hereof, neither Accenture Ltd nor any of its directors, officers, partners, employees, agents or representatives (except with respect to a Joinder Agreement to which any such Person is party as Transferor or Transferee) shall have any liability whatsoever on account of or in respect of the Transfer of the Transferred Shares.

     Section 2.2. Transfer Restrictions.

               (a) Applicable Definitions. This Section 2.2 imposes restrictions on the transfer of Transferred Shares with reference to the “Base Restriction Date,” the “Extended Restriction Date,” the “Interim Restriction Date” and the “Restriction Date,” which terms shall have the following meanings:

          (i) “Base Restriction Date” shall mean a date specified by the Transferor in Schedule I to the Joinder Agreement in respect of Transferred Shares, which date shall be either (x) an anniversary of the IPO Date not later than July 24, 2008 (the seventh anniversary of the IPO Date) or (y) the Extended Restriction Date (which shall be identified by the use of such defined term in Schedule I to the Joinder Agreement); provided, however, that:

          (1) For Transfers made by Transferors who as of the date of Transfer are resigned Partners, the Base Restriction Date shall be July 24, 2009 (the eighth anniversary of the IPO Date);

          (2) A Transferor who is a retired Partner and will attain age 56 after July 24, 2009 may designate July 24, 2009 as the Base Restriction Date with respect to shares that are not scheduled pursuant to the Bye-laws to be released from transfer restriction prior to such date; and

          (3) A Transferor who is a retired Partner and will attain age 56 on or prior to July 24, 2009 may designate his 56th birthday as the Base Restriction Date with respect to Transferred Shares which, in accordance with the Bye-laws, would be subject to transfer restrictions extending beyond such date except for the occurrence of such birthday.

          (ii) “Extended Restriction Date” shall mean the later of (1) July 24, 2009 (the eighth anniversary of the IPO Date) or (2) the date that the Transferor ceases to be an employee of the Company.

          (iii) “Interim Restriction Date” shall mean the earlier of (1) November 1, 2005 or (2) such date as of which Accenture Ltd initiates new trading and transfer procedures to facilitate the transfer of Class A Common Shares.

          (iv) “Restriction Date” shall mean the later of (1) the Interim Restriction Date or (2) the Base Restriction Date as it may be accelerated to an earlier date or deferred to a later date in accordance with the following:

     (1) If the Transferor ceases to be an Employee Covered Person subsequent to the Transfer and prior to the Base Restriction Date, other than by reason of the Transferor becoming a “Retired Employee” or a “Disabled Employee” (each as defined in the Bye-laws) or by reason of the death of the Transferor, the Base Restriction Date in respect of Transferred Shares shall be deferred to July 24, 2009 (the eighth anniversary of the IPO Date) if the Extended Restriction Date was not originally specified in Schedule I to the Joinder Agreement as the Base Restriction Date; and

     (2) If the Transferor dies prior to the Base Restriction Date, the Base Restriction Date in respect of all Transferred Shares shall be accelerated to the date of the Transferor’s death.

               (b) No Transfers. No Transferred Shares or any direct or indirect interest therein may be Transferred by the Transferee prior to the Restriction Date applicable to such Transferred Shares without the prior written consent of Accenture Ltd, which consent shall be in the sole discretion of Accenture Ltd to grant or withhold.

               (c) No Pledge of Shares. Without limitation on or by Section 2.2(b), prior to the Restriction Date, unless otherwise agreed in writing by Accenture Ltd (which agreement shall be in the sole discretion of Accenture Ltd to grant or withhold), the Transferee shall not pledge, hypothecate or give as security to any Person the Transferred Shares or any interest therein.

               (d) Lock-Up Provisions. Each Transferee agrees for the benefit of Accenture Ltd, the Transferors and each other Transferee that such Transferee will comply with the restrictions on Transfer relating to Common Shares imposed by the lock-up provisions of any underwriting agreement, in respect of any offering of Common Shares, entered into by Accenture Ltd at any time prior to the Restriction Date, whether or not the Transferee is specifically named therein, provided that Accenture Ltd shall give to the Transferor, as agent for the Transferee, written notice thereof; and, notwithstanding anything to the contrary contained in this Agreement, such Transferee shall remain subject to and comply with such lock-up provisions under any such underwriting agreement for the term of such provisions even though such term may extend beyond the Restriction Date.

               (e) Information. With respect to the determination of the Restriction Date, Accenture Ltd shall be under no obligation to provide information to the Transferee with respect to any event or condition accelerating or deferring the Base Restriction Date; provided, however, that upon the specific written request of the Transferee, Accenture Ltd shall use its reasonable efforts to advise the Transferee of the Restriction Date, to the extent then determinable under the then applicable circumstances.

               (f) Prohibited Transfers Void. Any purported Transfer of the Transferred Shares or of any direct or indirect interest therein contrary to the provisions of this Section 2.2 shall be null and void and of no force or effect.

     Section 2.3. Non-Certificated Shares; Legend.

               (a) Accenture Ltd shall have no obligation to issue certificated shares in respect of the Transfer of the Transferred Shares, and the Transferee shall have no right to receive certificated shares. In the discretion of Accenture Ltd, the Transferred Shares may be issued in book-entry or other non-certificated form in accordance with the policies of Accenture Ltd.

               (b) If the Transferred Shares are issued as certificated shares, each Transferor and each Transferee understands and agrees that any share certificate representing Transferred Shares may bear a legend noted conspicuously on each such certificate, reading substantially as follows:

“THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE PROVISIONS OF A TRANSFER RESTRICTION AGREEMENT AMONG ACCENTURE LTD AND THE PERSONS NAMED THEREIN, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF ACCENTURE LTD AND WHICH, AMONG OTHER MATTERS, PLACES RESTRICTIONS ON THE DISPOSITION AND VOTING OF SUCH SECURITIES. THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY BE SOLD, EXCHANGED, TRANSFERRED, ASSIGNED, PLEDGED, PARTICIPATED, HYPOTHECATED OR OTHERWISE DISPOSED OF ONLY IN ACCORDANCE THEREWITH.”

     Section 2.4. Stop Transfers. Each Transferor and Transferee agrees and consents (i) that Accenture Ltd may refuse to register the transfer of and (ii) to the entry of stop transfer orders against the transfer of Transferred Shares, except in compliance with this Agreement.

     Section 2.5. Release of Restrictions. At any time following the Restriction Date, upon the written request of the Transferee, the Transferred Shares shall be released, pursuant to procedures to be determined by Accenture Ltd in its sole discretion, free and clear of all restrictions and legends described in this Article II.

ARTICLE III

TRANSFER PROCEDURES

     Section 3.1. Requirements for Transfer

               (a) As a condition to any Transfer of Transferred Shares pursuant to this Agreement, the Transferor and the Transferee shall complete, execute and deliver to Accenture Ltd a Joinder Agreement (with Schedule I thereto) in a form approved by Accenture Ltd (the “Joinder Agreement”).

               (b) The Transferor shall set forth in Schedule I to the Joinder Agreement the Base Restriction Date(s) and the applicable number of Transferred Shares with respect to such Base Restriction Date(s). The Base Restriction Date(s) and the number of Transferred Shares to which the respective Base Restriction Dates are applicable, as designated by the Transferor, must be consistent with the restrictions on transfer (and the scheduled lapsing of such restrictions) provided by the Bye-laws and as applicable to the Transferor, after giving effect to any Transfers of Covered Shares previously made by the Transferor. Notwithstanding the foregoing provisions of this Section 3.1(b), in lieu of specifying a Base Restriction Date in Schedule I to the Joinder Agreement, the Transferor may designate Transferred Shares as “Unrestricted” if such designation is consistent with the lapsing of transfer restrictions under the Bye-laws as applicable to the Transferor; provided it is acknowledged that all such “Unrestricted” Transferred Shares, in the same manner as all other Transferred Shares, are nevertheless subject to the transfer restriction imposed by Section 2.2(b) until the Interim Restriction Date.

               (c) As a condition to granting its consent to any Transfer pursuant to this Agreement, Accenture Ltd may require the Transferor to provide such information and materials as Accenture Ltd may determine in its sole discretion with respect to the proposed Transfer and Transferee, including, without limitation, a description of the beneficial owners of any proposed Transferee that is not a natural person, a copy of the organizational documents of any proposed Transferee that is not a natural person, and a copy of the relevant documents with respect to any estate and/or tax planning vehicle to which or by means of which the proposed Transfer is to be made.

               (d) As a further condition to granting its consent to any Transfer pursuant hereto, Accenture Ltd shall have received from legal counsel, selected or approved by Accenture Ltd (i) approval of the documentation, information and materials required by this Section 3.1 and (ii) confirmation of the determination that the proposed Transfer satisfies the eligibility requirement of Section 2.1(b).

               (e) Simultaneously with the delivery of the executed Joinder Agreement pursuant to Section 3.1(a), if the Transferred Shares are then held in certificated form, the Transferor shall deliver or cause to be delivered to Accenture Ltd the certificates evidencing the Transferred Shares. Accenture Ltd will re-issue the Transferred Shares, in certificated or non-certificated form as determined by Accenture

Ltd in its sole discretion, in the name of a nominee for the Transferee (if so elected by Accenture Ltd), and the Transferred Shares shall be held in the custody of a custodian as provided in Section 5.1 hereof.

     Section 3.2. Subsequent Transfers. Subject to the provisions of Section 3.3, following the Transfer of the Transferred Shares to the Transferee as consented to by Accenture Ltd pursuant to Section 2.1 hereof, Accenture Ltd shall have no obligation whatsoever to consent to any subsequent transfer of the Transferred Shares by the Transferee. In the event Accenture Ltd, in its discretion, consents to any subsequent Transfer of the Transferred Shares, Accenture Ltd may, in its discretion, impose such conditions upon such subsequent Transfer as it considers appropriate for its purposes, including, without limitation, that (i) the subsequent transferee execute such documentation accepting, confirming and agreeing to be bound by the agreements, conditions and restrictions of this Agreement (specifically including, without limitation, the transfer restrictions set forth in Section 2.2 and the proxy and power of attorney set forth in Section 4.1) and (ii) that the transferring Transferee and the subsequent transferee execute such other documents and instruments in respect of such Transfer as deemed appropriate by Accenture Ltd.

     Section 3.3. Subsequent Amendments to Governing Documents; Subsequent Transfers of Ownership Interests. If, at any time after the effective date of the Transfer to any Transferee other than an individual (including any partnership, corporation, limited liability company, trust or other entity): (a) the governing documents of such Transferee are amended or modified in any respect, then the Transferee shall promptly notify Accenture Ltd in writing of such amendment or modification and furnish to Accenture Ltd copies of such amendment or modification or amended or modified documents; or (b) any direct or indirect interest in such entity Transferee shall be transferred or the beneficial owners of such Transferee shall change, then the Transferee shall promptly notify Accenture Ltd in writing of such change (including the identity of any new beneficial owners and the relationship of such new beneficial owners to the Transferor) and furnish to Accenture Ltd copies of all documentation implementing or evidencing such transfer or change.

     Section 3.4. Reacquisition of Transferred Shares. Subject to the consent of Accenture Ltd, in the event a Transferor reacquires Transferred Shares, such reacquired shares may be released, pursuant to procedures to be determined by Accenture Ltd in its sole discretion, free and clear of all agreements, conditions and restrictions of this Agreement, provided that such reacquired shares shall again be deemed, and the Transferor shall confirm that such reacquired shares are, Covered Shares subject to the transfer restrictions imposed by the Bye-laws in the same manner and with the same effect as if such shares had never been transferred by the Transferor.

ARTICLE IV

VOTING OF TRANSFERRED SHARES

     Section 4.1. Irrevocable Proxy and Power of Attorney.

               (a) Each Transferee hereby gives the Transferor who has transferred the Transferred Shares to such Transferee, with full power of substitution and resubstitution, an exclusive and irrevocable proxy and power of attorney to vote or otherwise act with respect to all of the Transferee’s Transferred Shares, as fully, to the same extent and with the same effect as such Transferee might or could do under any applicable laws or regulations governing the rights and powers of shareholders of a Bermuda company;

               (b) Each such Transferee hereby affirms to Accenture Ltd and the Transferor that this proxy and power of attorney is given as a term of this Agreement and as such is coupled with an interest and is irrevocable. It is further understood and agreed by each such Transferee that this proxy and power of attorney may be exercised by the respective Transferor with respect to all Transferred Shares transferred by such Transferor to such Transferee.

               (c) The proxy and power of attorney given by the Transferee to the Transferor pursuant to this Section 4.1 shall remain in effect until the date (the “Proxy Termination Date”) which is the earlier of (i) the date that such Transferor ceases to be an Employee Covered Person and (ii) such date, following the Restriction Date, that the Transferee transfers the Transferred Shares to a subsequent transferee.

               (d) It is acknowledged and agreed by the Transferee that the Transferred Shares may be voted, pursuant to the proxy and power of attorney given pursuant to this Section 4.1 in the interests of the Transferor and/or the Company, as may be determined by the Transferor, without any duty or obligation to the Transferee being expressly or implicitly undertaken or assumed by the Transferor or the Company as a result of the acceptance of such proxy and power of attorney.

               (e) Notwithstanding the foregoing provisions of this Section 4.1, it is acknowledged and agreed that the proxy and power of attorney provided by this Section 4.1 are not, and shall not be deemed to be, given in the case of any Transfer of Transferred Shares (1) by any Transferor who is a retired or resigned Partner or (2) to any Transferee that is an Exempt Organization.

ARTICLE V

CUSTODIAL ARRANGEMENTS

     Section 5.1. Holding of Shares in Custody and/or in Nominee Name.

               (a) Each Transferee agrees, as a condition to the consent of Accenture Ltd to the Transfer of the Transferred Shares to the Transferee, that all Transferred

Shares shall, at the sole discretion of Accenture Ltd, be registered in the name of a nominee for such Transferee and/or shall be held in the custody of a custodian until otherwise determined by Accenture Ltd, and each Transferee appoints the General Counsel of Accenture Ltd and/or his designee, with full power of substitution and resubstitution, such Transferee’s true and lawful attorney-in-fact to assign, endorse and register for transfer into such nominee’s name or deliver to such custodian any such Transferred Shares which are not so registered or so held, as the case may be, and to enter into any custody agreement with respect to such Transferred Shares, granting to such attorneys, and each of them, full power and authority to do and perform each and every act and thing whatsoever that such attorney or attorneys may deem necessary, advisable or appropriate to carry out fully the intent of this Section 5.1 as such Transferee might or could do personally, hereby ratifying and confirming all acts and things that such attorney or attorneys may do or cause to be done by virtue of this power of attorney.

          (b) The Transferred Shares shall be released free and clear from the requirements of this Section 5.1, pursuant to procedures to be developed by Accenture Ltd, upon delivery of the written request of the Transferee at any time following the Restriction Date.

     Section 5.2. Dividends and Distributions. Whenever any nominee holder shall receive any dividend or other distribution in respect of any Transferred Shares, satisfied otherwise than in Common Shares, Accenture Ltd will give or cause to be given notice or direction to the applicable nominee and/or custodian referred to in Section 5.1 to permit the prompt distribution of such dividend or distribution to the beneficial owner of such Transferred Shares, net of any tax withholding amounts required to be withheld by the nominee, unless the distribution of such dividend or distribution is restricted by the terms of another agreement between the Transferee and Accenture Ltd (or with any other person with respect to which Accenture Ltd has expressly agreed in writing).

ARTICLE VI

REPRESENTATIONS AND WARRANTIES

     Section 6.1. Representations and Warranties of Transferors. Each Transferor severally represents and warrants with respect to the Transfer described in the Schedule I attached to the Joinder Agreement executed by him that:

          (a) the information contained in Schedule I to the Joinder Agreement and all information and material in respect of the Transfer delivered pursuant to Section 3.1(c) is complete and correct;

          (b) the Transfer of the Transferred Shares by the Transferor satisfies the Transfer eligibility requirement of Section 2.1(b) hereof:

          (c) the Transferred Shares are not subject to, and the Transferor is not, with respect to the Transferred Shares, a party to any other agreement, arrangement or understanding with respect to (i) the Transfer identified in the Schedule I to the Joinder

Agreement, (ii) any other transfer with respect to the Transferred Shares or (iii) any ownership interest in the Transferred Shares.

          (d) such Transferor has good, valid and marketable title to the Transferred Shares, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind, other than pursuant to the Pledge Agreement or any other agreement with Accenture Ltd or any other agreement with another person with respect to which Accenture Ltd has expressly agreed in writing;

          (e) this Agreement constitutes the legal, valid and binding obligation of such Transferor, enforceable against such Transferor in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (f) there are no actions, suits or proceedings pending, or, to the knowledge of such Transferor, threatened against or affecting such Transferor or such Transferor’s assets in any court or before or by any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality; and

          (g) no statement, representation or warranty made by such Transferor in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading.

     Section 6.2. Representations and Warranties of Transferees. Each Transferee represents and warrants with respect to the Transfer described in the Schedule I attached to the Joinder Agreement executed by it that:

          (a) the information concerning the Transferred Shares and the Transferee contained in Schedule I to the Joinder Agreement is complete and correct;

          (b) the Transferred Shares are not and will not be subject to, and the Transferee is not and will not be, with respect to the Transferred Shares, a party to, any other agreement, arrangement or understanding with respect to (i) the Transfer identified in Schedule I to the Joinder Agreement, (ii) any other Transfer with respect to the Transferred Shares, or (iii) the beneficial ownership of the Transferred Shares;

          (c) this Agreement constitutes the legal, valid and binding obligation of such Transferee, enforceable against such Transferee in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors rights generally and to general equitable principles (whether considered in a proceeding in equity or at law);

          (d) there are no actions, suits or proceedings pending, or, to the knowledge of such Transferee, threatened against or affecting such Transferee or such

Transferee’s assets in any court or before or by any federal, state, municipal or other domestic or foreign governmental department, commission, board, bureau, agency or instrumentality;

          (e) such Transferee understands that the ability to transfer the Transferred Shares is subject to legal and contractual restrictions and that the Transferred Shares have not been registered under the United States Securities Act of 1933, and that such Transferee is holding the Transferred Shares for its own account, for investment, and not for distribution, assignment or resale to others, and no other person has any direct or indirect interest in such Transferred Shares (other than Accenture Ltd or the Transferor (to the extent provided herein) or at the express written consent of Accenture Ltd);

          (f) no statement, representation or warranty made by such Transferee in this Agreement contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary in order to make the statements, representations or warranties contained herein or information provided therein not misleading;

          (g) such Transferee is acquiring the Transferred Shares for its own account and not with a view to or for sale in connection with any public distribution thereof within the meaning of the Securities Act, either directly or through the sale of additional shares or interests in Transferee. In making any subsequent offering or sale of the Transferred Shares acquired hereby, such Transferee will be acting only on its own behalf and not as part of a sale or planned distribution which would be in violation of the Securities Act. Such Transferee understands that the Transferred Shares have not been registered under the Securities Act and are being offered and sold pursuant to exemptions therefrom;

          (h) such Transferee has sufficient knowledge and experience in financial and business matters to enable it to evaluate the merits and risks of an investment in the Transferred Shares; and such Transferee has the ability to bear the economic risk of acquiring the Transferred Shares;

          (i) such Transferee has been supplied with sufficient information, or such information has been made available, to which a reasonable investor would attach significance in making investment decisions, including the publicly available reports of the Company filed with the Securities and Exchange Commission since the filing of the Company’s most recent Annual Report on Form 10-K;

          (j) such Transferee acknowledges that the Transferred Shares are not registered under the Securities Act or any state securities laws, and cannot be reoffered or resold unless such shares are registered under the Securities Act or such sale is exempt from such registration. Such Transferee acknowledges that, as long as appropriate, a legend similar to the following may appear on the certificates (if any) representing the Transferred Shares: “These securities have not been registered under the Securities Act of 1933 or any state securities laws and may be reoffered and sold only if so registered or if an exemption from registration is available.” Such Transferee agrees that it will not transfer all or any portion of the Transferred Shares unless such shares have been registered or such transfer is exempt from registration under the Securities Act and any applicable state securities laws. Such Transferee acknowledges that if any transfer of the Transferred Shares is to be made in reliance on any exemption under the Securities Act, the Company may require an opinion of counsel reasonably satisfactory to it that such transfer may be made pursuant to an exemption under the Securities Act;

          (k) the Transferred Shares were not offered or sold to such Transferee by any form of general solicitation or general advertising; and

          (l) if such Transferee is not a natural person:

               (i) such Transferee is duly organized and validly existing in good standing under the laws of the jurisdiction of such Transferee’s formation;

               (ii) such Transferee has full right, power and authority to enter into and perform this Agreement; and

               (iii) the execution and delivery of this Agreement and the performance of the transactions contemplated herein have been duly authorized, and no further proceedings on the part of such Transferee are necessary to authorize the execution, delivery and performance of this Agreement; and this Agreement has been duly executed by such Transferee.

     Section 6.3. Continuing Representations and Warranties.

          (a) The representations and warranties made by the Transferor in Section 6.1 shall be continuing representations and warranties by the Transferor during the term of this Agreement, and the Transferor shall take all actions as shall from time to time be necessary to cure any breach or violation thereof and to obtain any authorizations, covenants, approvals and clearances in order that such representations and warranties shall be true and correct during such period.

          (b) The representations and warranties made by the Transferee in Section 6.2 shall be continuing representations and warranties by the Transferee during the term of this Agreement, and the Transferee shall take all actions as shall from time to time be necessary to cure any breach or violation thereof and to obtain any authorizations, covenants, approvals and clearances in order that such representations and warranties shall be true and correct during such period.

ARTICLE VII

OTHER AGREEMENTS OF THE PARTIES

Section 7.1. Adjustment upon Changes in Capitalization; Adjustments upon Changes of Control; Representatives, Successors and Assigns.

          (a) In the event of any change in the outstanding Common Shares by reason of stock dividends, stock splits, reverse stock splits, spin-offs, split-ups, recapitalizations, amalgamations, combinations, exchanges of shares and the like, the term “Transferred Shares” shall refer to and include the securities received or resulting therefrom, but only to the extent such securities are received in exchange for or in respect of Transferred Shares. Upon the occurrence of any event described in the immediately preceding sentence, Accenture Ltd or its authorized representative shall make such adjustments to or interpretations of the provisions of this Agreement as it shall deem necessary or desirable to carry out the intent of such provision(s). If Accenture Ltd or its authorized representative deems it desirable, any such adjustments may take effect from the record date, the “when issued trading date”, the “ex dividend date” or another appropriate date.

          (b) In the event of any business combination, amalgamation, restructuring, recapitalization or other extraordinary transaction directly or indirectly involving Accenture Ltd or any of its securities or assets as a result of which the Transferees shall hold voting securities of a different entity, the Transferees agree that this Agreement shall also continue in full force and effect with respect to such voting securities of such other entity formerly representing or distributed in respect of Common Shares, and the terms “Class A Common Shares,” “Transferred Shares,” “Common Shares”, and “Accenture Ltd” and “Company” shall refer to such voting securities formerly representing or distributed in respect of Common Shares and such entity, respectively. Upon the occurrence of any event described in the immediately preceding sentence, Accenture Ltd or its authorized representative shall make such adjustments to or interpretations of the restrictions of this Agreement as they shall deem necessary or desirable to carry out the intent of such provision(s). If Accenture Ltd or its authorized representative deems it desirable, any such adjustments may take effect from the record date or another appropriate date.

          (c) This Agreement shall be binding upon and inure to the benefit of the respective legatees, legal representatives, successors and assigns of the Transferees (and Accenture Ltd in the event of a transaction described in Section 7.1(b) hereof); provided, however, that no Transferor or Transferee may assign this Agreement or any of his rights or obligations hereunder without the prior written consent of Accenture Ltd, and any assignment without such consent by a Transferor or Transferee shall be void; and, provided, further, that no assignment of this Agreement by Accenture Ltd or to a successor of Accenture Ltd (by operation of law or otherwise) shall be valid unless such assignment is made to a person which succeeds to the business of Accenture Ltd substantially as an entirety.

     Section 7.2. Confirmation of Agreements. Each Transferor hereby reaffirms his agreement to observe and perform, and to be bound by, all terms, conditions and provisions of the Non-Competition Agreement and related Pledge Agreement to which such Transferor is a party. Each Transferor also agrees that, with respect to all future Transfers for estate and/or tax planning purposes or charitable giving purposes, such Transferor will comply with the limitations and restrictions included in the guidelines established by Accenture Ltd. as are in effect at the time of such Transfer.

     Section 7.3. Further Assurances. Each Transferor and each Transferee agrees to execute such additional documents and take such further action upon the request of Accenture Ltd as may be reasonably necessary to effect the provisions of this Agreement.

ARTICLE VIII

INDEMNITY AND EXPENSES

     Section 8.1. Indemnity. Each Transferor and each Transferee jointly and severally agrees that it will indemnify and hold harmless the Company and its directors, officers, partners, employees, agents and representatives against (i) any federal, state or local tax and/or tax-related liability imposed by any jurisdiction (whether in respect of any income tax, transfer tax, stamp tax, excise tax or other tax) arising out of or in connection with the Transfer of the Transferred Shares or any transactions involving the Transferred Shares and (ii) any judgments, fines, losses, claims, damages, liabilities, costs and expenses (including, without limitation, attorneys’ fees and defense costs) arising out of or in connection with (x) the Transfer of the Transferred Shares, any transactions involving the Transferred Shares or any matters pertaining to this Agreement in respect of such Transferor or Transferee, or (y) any action, suit, proceeding or investigation, whether civil or criminal, administrative or investigative, in respect of or arising out of such Transfer, transactions or matters described in preceding clause (x).

     Section 8.2. Expenses. Each Transferor or Transferee shall be responsible for all expenses of such Transferor or Transferee incurred in connection with the compliance by such Transferor or Transferee with his obligations under this Agreement, including expenses incurred by Accenture Ltd or its authorized representative in enforcing the provisions of this Agreement relating to such obligations.

ARTICLE IX

MISCELLANEOUS

     Section 9.1. Term of the Agreement. The term of this Agreement as to any Transferor and Transferee shall continue until and terminate upon the later of the Proxy Termination Date and the Restriction Date; provided, however, that (i) the provisions of Article II and Article V shall continue until and terminate upon the Restriction Date; (ii) the provisions of Article IV shall continue until and terminate upon the Proxy Termination Date; and (iii) the provisions of Sections 8.1 and 8.2 shall continue indefinitely.

     Section 9.2. Waivers; Amendments.

          (a) Waivers and amendments with respect to a particular Transferee that do not change the rights or obligations of any other Transferee shall require, and may be effected by, the approval of (i) Accenture Ltd, (ii) the affected Transferee, and (iii) the Transferor of the Transferred Shares so long as such Transferor is an Employee Covered Person; provided, however, Accenture Ltd shall have the discretion to grant to Transferor, without the consent of Transferee, a waiver with respect to the enforcement of any provision hereof to be performed by or complied with by such Transferor, and Accenture Ltd shall have the discretion to grant to Transferee, without the consent of Transferor, a waiver with respect to the enforcement of any provision hereof to be performed by or complied with by such Transferee.

          (b) In connection with any amendment or waiver granted under this Agreement, Accenture Ltd, may impose such conditions as it determines on the entering into any such amendments or the granting of such waivers.

          (c) The failure of Accenture Ltd or its authorized representative at any time or times to require performance of any provision of this Agreement shall in no manner affect the rights at a later time to enforce the same. No waiver by Accenture Ltd or its authorized representatives of the breach of any term contained in this Agreement, whether by conduct or otherwise, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such breach or the breach of any other term of this Agreement.

     Section 9.3. Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF BERMUDA.

     Section 9.4. Resolution of Disputes.

          (a) Accenture Ltd may delegate the enforcement of the provisions of this Agreement to any authorized representative(s) designated by it.

          (b) Any and all disputes which cannot be settled amicably, including any ancillary claims of any party, arising out of, relating to or in connection with the validity, negotiation, execution, interpretation, performance or non-performance of this Agreement (including the validity, scope and enforceability of this arbitration provision) shall be finally settled by arbitration conducted by a single arbitrator in New York in accordance with the then-existing Rules of Arbitration of the International Chamber of Commerce, except that the parties may select an arbitrator who is a national of the same country as one of the parties. If the parties to the dispute fail to agree on the selection of an arbitrator within thirty (30) days of the receipt of the request for arbitration, the International Chamber of Commerce shall make the appointment. The arbitrator shall be a lawyer and shall conduct the proceedings in the English language.

          Performance under this Agreement shall continue if reasonably possible during any arbitration proceedings.

          (c) Notwithstanding the provisions of paragraph (b), Accenture Ltd may bring, on behalf of Accenture Ltd or on behalf of one or more Transferors or

Transferees, an action or special proceeding in any court of competent jurisdiction for the purpose of compelling a party to arbitrate, seeking temporary or preliminary relief in aid of an arbitration hereunder, and/or enforcing an arbitration award and, for the purposes of this paragraph (c), each Transferor and Transferee (i) expressly consents to the application of paragraph (d) of this Section 9.4 to any such action or proceeding, (ii) agrees that proof shall not be required that monetary damages for breach of the provisions of this Agreement would be difficult to calculate and that remedies at law would be inadequate, and (iii) irrevocably appoints the General Counsel of Accenture Ltd, c/o Accenture Ltd, 1661 Page Mill Road, Palo Alto, CA 94304 (or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd) as such Transferor’s or Transferee’s agent for service of process in connection with any such action or proceeding and agrees that service of process upon such agent, who shall promptly advise such Transferor or Transferee of any such service of process, shall be deemed in every respect effective service of process upon the Transferor or Transferee in any such action or proceeding.

     (d) (i) EACH TRANSFEROR AND TRANSFEREE HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF COURTS LOCATED IN NEW YORK, UNITED STATES FOR THE PURPOSE OF ANY JUDICIAL PROCEEDING BROUGHT IN ACCORDANCE WITH THE PROVISIONS OF PARAGRAPH (C) OF THIS SECTION 9.4, OR ANY JUDICIAL PROCEEDING ANCILLARY TO AN ARBITRATION OR CONTEMPLATED ARBITRATION ARISING OUT OF OR RELATING TO OR CONCERNING THIS AGREEMENT. Such ancillary judicial proceedings include any suit, action or proceeding to compel arbitration, to obtain temporary or preliminary judicial relief in aid of arbitration, or to confirm an arbitration award. The parties acknowledge that the fora designated by this paragraph (d) have a reasonable relation to this Agreement, and to the parties’ relationship with one another.

          (ii) The parties hereby waive, to the fullest extent permitted by applicable law, any objection which they now or hereafter may have to personal jurisdiction or to the laying of venue of any such ancillary suit, action or proceeding brought in any court referred to in paragraph (d)(i) of this Section 9.4 and such parties agree not to plead or claim the same.

     Section 9.5. Relationship of Parties. The terms of this Agreement are not intended to create a separate entity for United States federal or state income tax purposes or under the laws of any other jurisdiction. Nothing in this Agreement shall be read to create any partnership, joint venture or separate entity among the parties or to create any trust or other fiduciary relationship between them. Without limitation on the foregoing, the Company shall not be deemed to owe any duties of any kind to any Transferee under or on account of this Agreement or the transactions contemplated hereby other than the contractual obligations of Accenture Ltd expressly set forth herein.

     Section 9.6. Notices.

          (a) Any communication, demand or notice to be given hereunder will be duly given (and shall be deemed to be received) when delivered in writing by hand or first class mail or by telecopy to a party at its address as indicated below or at such other address of which the respective party has given notice in accordance with this Section 9.6:

If to a Transferor:

c/o Accenture Ltd
1661 Page Mill Road
Palo Alto, CA 94304
Telecopy: (650) 213-2956
Attention: General Counsel
(or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd)

If to a Transferee:

To the address specified in the Joinder Agreement executed and delivered by the Transferee.

If to Accenture Ltd:

Accenture Ltd
1661 Page Mill Road
Palo Alto, CA 94304
Telecopy: (650) 213-2956
Attention: General Counsel
(or, if different, the then-current principal business address of the duly appointed General Counsel of Accenture Ltd)

With a copy to:

Accenture Employee Equity Services
Accenture Ltd
161 North Clark Street, 38th Floor
Chicago, Illinois 60601
Attention: Jason Weakland

     Accenture Ltd shall be responsible for notifying each Transferor of the receipt of a communication, demand or notice under this Agreement relevant to such Transferor, in writing, at the address of such Transferor then in the records of Accenture Ltd (and each Transferor shall notify Accenture Ltd of any change in such address for communications, demands and notices) or by electronic mail to the principal electronic address of such person maintained by the Company.

          (b) Unless otherwise provided to the contrary herein, any notice which is required to be given in writing pursuant to the terms of this Agreement may be given by telecopy.

     Section 9.7. Severability. If any provision of this Agreement is finally held to be invalid, illegal or unenforceable, the remaining terms and provisions hereof shall be unimpaired.

     Section 9.8. No Third-Party Rights. Nothing expressed or referred to in this Agreement will be construed to give any person other than the parties to this Agreement, and the Company (and its directors, officers, partners, employees, agents and representatives) any legal or equitable right, remedy, or claim under or with respect to this Agreement or any provision of this Agreement. This Agreement and all of its provisions and conditions are for the sole and exclusive benefit of the parties to this Agreement and the Company (and its directors, officers, partners, employees, agents and representatives) and their successors and permitted assigns. It is further expressly acknowledged and agreed that this Agreement and all of its provisions and conditions are binding upon the parties and their successors and permitted assigns (including any permitted subsequent transferees of the Transferee).

     Section 9.9. Section Headings. The headings of sections in this Agreement are provided for convenience only and will not affect its construction or interpretation.

     Section 9.10. Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all such counterparts shall together constitute one agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed or caused to be duly executed this Transfer Restriction Agreement as of the date first above written, but with the effective date as to any Transferor and Transferee in respect of any Transfer to be the date of Accenture Ltd’s implementation of such Transfer in accordance with the respective Joinder Agreement for such Transfer.

ACCENTURE LTD

By

Name:
Title: